Exhibit 4.1

THIS NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

Wheeler Real Estate Investment Trust, Inc.

FORM OF Promissory Note

Dated:[_______________] (the “Issuance Date”)

$[_______________]

Note No: [_______________]

FOR VALUE RECEIVED, Wheeler Real Estate Investment Trust, Inc., a Maryland corporation (hereinafter called the “Maker” or the “Company”), hereby promises to pay to the order of [_______________] (the “Holder”), the principal sum of [_______________] Million and 00/100 United States Dollars ($[_______________]) (the “Principal Amount”) pursuant to the terms of this Promissory Note (this “Note”).

1. Purchase Agreement. This Note has been executed and delivered pursuant to the Note Purchase Agreement, dated as of [_______________] (as the same may be amended from time to time, the “Purchase Agreement”), by and among the Maker and the Holder.

2. Definitions. Capitalized terms used herein and not defined shall have the meanings set forth in the Purchase Agreement. For the purposes hereof, the following terms shall have the following meanings:

(a) “Amortization Price” means the closing price per share of the Common Stock on the Nasdaq Capital Market on the Trading Day immediately preceding the applicable Amortization Date.

(b) “Business Day” means any day other than a Saturday, a Sunday or other day on which commercial banks in New York, New York are authorized or required by law or executive order to close or be closed.

(c) “Common Stock” means the common stock, $0.01 par value per share, of the Maker.

(d) “DTC” means The Depository Trust Company or its successor.

(e) “DWAC Eligible” means that (a) the Common Stock is eligible at the DTC for full services pursuant to DTC’s Operational Arrangements, including transfer through the DTC’s DWAC system, (b) the Company has been approved (without revocation) by the DTC’s underwriting department, (c) the Company’s Transfer Agent is approved as an agent in the DTC’s Fast Automated Securities Transfer Program, (d) the applicable shares of Common Stock are otherwise eligible for delivery via DWAC, and (e) the Company’s Transfer Agent does not have a policy prohibiting or limiting delivery of the applicable shares of Common Stock via DWAC.

(f) “Equity Payment Conditions” means, at the time of the relevant Amortization Payment: (i) the Amortization Stock is registered for resale by the Holder on an effective registration statement with a current prospectus relating thereto; (ii) the Amortization Stock is listed on the Nasdaq Capital Market; (iii) the Amortization Price is no less than $0.25 per share of Common Stock; and (iv) the Amortization Stock is DWAC Eligible and is not subject to a “DTC chill”.

(g) “Outstanding Principal Amount” means, at the time of determination, the Principal Amount outstanding after giving effect to any Amortization Payments made pursuant to the terms hereof.

(h) “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Nasdaq Capital Market as in effect on the date of determination.

(i) “Trading Day” means a day on which shares of the Common Stock are traded on the Nasdaq Capital Market.

3. Interest. The interest payable under this Note shall be 0.00% per annum.

4. Amortization Payments.

(a) Beginning on the first Trading Day following the Issuance Date and continuing on each subsequent Trading Day for so long as there is an Outstanding Principal Amount on the Note (each such date, an “Amortization Date”), the Maker shall pay to the Holder, in repayment of this Note, an amount (each such payment, an “Amortization Payment”) equal to 0.4% of the Principal Amount (the “Amortization Rate”); provided, however, that the Maker may change the Amortization Rate to a percentage that is equal to or greater than 0.2% of the Principal Amount and not to exceed 0.6% of the Principal Amount commencing with the first (1st) Trading Day of the following calendar month by delivering a written notice to the Holder on or before the 25th day of the prior calendar month.

(b) Amortization Payments shall be made by issuance to the Holder of shares of Common Stock (the “Amortization Stock”) at a value per share equal to the Amortization Price; provided, however, that if the Equity Payment Conditions are not satisfied with respect to any Amortization Payment, then such Amortization Payment shall be made in cash.

(c) With respect to any Amortization Payment payable in shares of Common Stock, the Company shall deliver or cause to be delivered to the Holder, not later than the number of Trading Days comprising the Standard Settlement Period after each Amortization Date, shares of the Amortization Stock representing such Amortization Payment payable with respect to such Amortization Date. The Company shall deliver any Amortization Stock required to be delivered by the Company electronically through the DTC or another established clearing corporation performing similar functions.

(d) Notwithstanding anything to the contrary contained in this Note, the Holder will not be entitled to receive shares of Common Stock as any portion of any Amortization Payment, and no payment of any portion of any Amortization Payment in shares of Common Stock shall take place, to the extent (but only to the extent) that such receipt or payment would cause the Holder to Beneficially Own or Constructively Own shares of Capital Stock in excess of (i) the Aggregate Stock Ownership Limit, or (ii) the Common Stock Ownership Limit, as such terms are defined in the Company’s charter (the “Ownership Limitations”). The Holder, if reasonably requested by the Maker at any time and from time to time during the term of this Note, shall deliver to the Maker such documentation as will enable the Maker to determine whether or not the Holder is in compliance with the Ownership Limitations. If such documentation demonstrates that the issuance of Amortization Stock to the Holder would cause the Holder to exceed the applicable Ownership Limitations, then the corresponding Amortization Payment will be made so as to comply with such Ownership Limitations, whether through the provision to the Holder of an Excepted Holder Limit (as such term is defined in the Company’s charter), payment in cash, or otherwise (as determined by the Maker in its sole discretion).

5. Prepayment. At any time after the Issuance Date, the Maker may repay, in whole or in part, the Outstanding Principal Amount or any portion thereof upon at least five (5) Business Days’ written notice to the Holder, without premium or penalty of any kind whatsoever. Such prepayment will be made in United States Dollars in immediately available funds by wire transfer to the Holder’s account designated in writing by the Holder to the Maker.

6. Ranking of Note. The obligations of the Maker under this Note shall rank pari passu with any other promissory notes that are issued by the Maker on the Issuance Date (the “Other Notes”, and together with this Note, the “Notes”). All payments to the holders of the Notes (including the Holder) shall be made pro rata among the holders based upon the aggregate unpaid principal amount of the Notes outstanding as of one Business Day immediately prior to any such payment. The Maker shall not make, and no holder of Notes shall accept, any payment except as shall be shared ratably between the holders of the Notes so as to maintain as near as possible the amount of the indebtedness owing under the Notes pro rata according to the holders’ respective proportionate interest in the amount of obligations under the Notes owed as of the date immediately prior to such payment or payments. If one holder of the Notes obtains any payment of principal or other amount with respect to the Notes in excess of such holder’s pro rata share of such payments obtained by all holders of the Notes, then the holder receiving such payment in excess of such holder’s pro rata share shall return to the Maker, for distribution to each of the other holders, an amount sufficient to cause all holders of the Notes to receive their respective pro rata shares of any payment with respect to the Notes.

7. Maturity. The maturity date of this Note shall be the date that is eighteen (18) months from the Issuance Date (the “Maturity Date”), and is the date upon which the Outstanding Principal Amount shall be due and payable in United States Dollars in immediately available funds by wire transfer to the Holder’s account designated in writing by Holder to the Maker.

8. Fractional Shares. No fractional shares of Common Stock shall be issued in connection with any Amortization Payment. As to any fraction of a share of Common Stock to which the Holder would otherwise be entitled, such fractional share shall be rounded down to the nearest whole share.

9. Calculations. The Maker shall be responsible for making all calculations called for under or in connection with this Note. The Maker shall make all these calculations in good faith and, absent manifest error, such calculations shall be final and binding on the Holder.

10. Reservation of Common Stock. The Maker covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock a sufficient number of shares of Common Stock for the sole purpose of issuance upon payment of any Amortization Payment.

11. Payments. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day.

12. Withholdings; Information Delivery. All payments under this Note shall be subject to any deduction or withholding as required by applicable law. The Holder, if reasonably requested by the Maker at any time and from time to time during the term of this Note, shall deliver such documentation as prescribed by applicable law or otherwise reasonable requested by the Maker as will enable the Maker to determine whether or not and to what extent the Holder is subject to withholding, backup withholding, or information reporting requirements.

13. No Rights as Stockholder. Nothing contained in this Note shall be construed as conferring upon the Holder the right to vote or to receive dividends or to consent or to receive notice as a stockholder of the Company in respect of any meeting of stockholders for the election of directors of the Maker or of any other matter, or any other rights as a stockholder of the Maker.

14. Replacement. Upon receipt of a duly executed and notarized written statement from the Holder with respect to the loss, theft, or destruction of this Note (or any replacement hereof), or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Maker shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

15. No Impairment. The Maker shall not, by amendment of its governing documents or through any other voluntary action, seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Maker.

16. Notices. All notices, requests, demands and other communications required or permitted hereunder shall be made in writing, and shall be deemed to be duly given when received by hand-delivery, registered first-class mail, electronic mail or air courier guaranteeing delivery to the parties at the respective addresses set forth below or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

If to the Maker:

Wheeler Real Estate Investment Trust, Inc.
2529 Virginia Beach Boulevard
Virginia Beach, VA 23452
Attention: Chief Executive Officer

Telephone: ***

Email: ***

With a copy (which shall not constitute notice) to:

Hogan Lovells Cadwalader US LLP
200 Liberty Street
New York, NY 10281
Attention: Daniel P. Raglan
Telephone: ***

Email: ***

If to the Holder:

[_______________]

_____________________

_____________________

Telephone: ____________

Email: ____________

17. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each of the Maker and the Holder agrees that all legal proceedings concerning the interpretation and enforcement of this Note shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated by this Note, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.

18. Headings. Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

19. Binding Effect; Assignment. The obligations of the Maker and the Holder set forth herein shall be binding upon the successors and assigns of each such party, whether or not such successors or assigns are permitted by the terms herein. The Note may only be transferred by the Holder upon prior written consent of the Maker, and only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.

20. Amendments; Waivers. No provision of this Note may be waived or amended except in a written instrument signed by the Maker and the Holder. No waiver with respect to any provision, condition or requirement of this Note shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition, or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

21. Compliance with Securities Laws. The Holder acknowledges that this Note is being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder shall not offer, sell, or otherwise dispose of this Note in violation of securities laws. This Note and any Note issued in substitution or replacement therefor shall be stamped or imprinted with a legend in substantially the following form:

“THIS NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.”

22. Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any circumstance, it shall nevertheless remain applicable to all other circumstances.

[Remainder of page intentionally blank; Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Note to be duly executed as of the date first above indicated.

MAKER:

Wheeler Real Estate Investment Trust, Inc.

By:
	Name:	M. Andrew Franklin
	Title:	Chief Executive Officer and President

AGREED AND ACCEPTED:

HOLDER:

[Signature Page to Promissory Note]